Exhibit 99.1

Astrotech Corporation 401 Congress, Suite 1650 Austin, TX 78701 512.485.9530 Fax: 512.485.9531 www•astrotechcorp•com

FOR IMMEDIATE RELEASE

ASTROTECH REPORTS SECOND QUARTER 2013 FINANCIAL RESULTS

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GAAP results: net loss of $0.8 million (attributable to Astrotech Corporation), on revenue of $4.1 million, up 55% and 12%, respectively, compared to the same quarter last year.

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Astrotech Space Operation (“ASO”), the Company’s core business unit, supported the successful launch of one mission in the second quarter 2013.

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1st Detect delivered two instruments.

Austin, Texas, February 14, 2013– Astrotech Corporation (NASDAQ: ASTC), a leading provider of commercial aerospace services, today announced financial results for its fiscal year 2013 second quarter ended December 31, 2012.

“ASO, our core business unit, performed well during the second quarter of fiscal year 2013. We supported the successful launch of one mission and our Vandenberg and Florida facilities were awarded separate Infinite-Delivery/ Indefinite Quantity’ (“IDIQ”) task order contracts for future commercial payload processing services. ASO’s 18-month mission backlog remains stable at $25.3 million,” said Carlisle Kirkpatrick, Chief Financial Officer of Astrotech.

“Additionally, our 1st Detect business unit is achieving notable progress. We are seeing growing interest among equipment manufacturers who want to integrate our instrument into their product line. I am pleased with both our product development and commercial progress at 1st Detect,” noted Mr. Kirkpatrick. “During the second quarter 1st Detect delivered two instruments, one to NASA/JSC and one to a development partner. We have a team of very talented and dedicated individuals who remain focused on meeting our customer commitments.”

Second Quarter Results

The Company posted a second quarter fiscal year 2013 net loss of $0.8 million, or $(0.04) per diluted share on revenue of $4.1 million compared with a second quarter fiscal year 2012 net loss of $1.8 million, or $(0.10) per diluted share on revenue of $3.7 million.

Update of Ongoing Operations

The Company’s 18-month rolling backlog, which includes contractual backlog, scheduled but uncommitted missions, and the design and fabrication of GSE, was $25.3 million at December 31, 2012. The majority at ASO consists of pre-launch satellite processing services, which include hardware launch preparation, advance planning, use of unique satellite preparation facilities and spacecraft checkout, encapsulation, fueling, transport, and design and fabrication of equipment and hardware for space launch activities at our Titusville, Florida and VAFB locations.

Our Spacetech business unit reached a development milestone when 1st Detect delivered evaluation units of its miniature mass spectrometer to leading analytical equipment vendors.  The 1st Detect proprietary mini-mass spectrometry technology provides a broad and versatile platform that we plan to integrate with follow-on products optimized for the security and industrial markets. In December, the USPTO allowed the issuance of an additional patent for the Company’s MMS-1000TM technology, further securing the Company’s unique approach to commercializing its mini-mass spectrometer product line.

Financial Position and Liquidity

Working capital was $2.6 million as of December 31, 2012, which included $4.9 million in cash and cash equivalents and $3.7 million of accounts receivable.

About Astrotech Corporation

Astrotech is one of the first space commerce companies and remains a strong entrepreneurial force in the aerospace industry. We are leaders in identifying, developing and marketing space technology for commercial use. Our ASO business unit serves our government and commercial satellite and spacecraft customers with pre-launch services on the eastern and western range. 1st Detect Corporation is developing what we believe is a breakthrough miniature mass spectrometer, while Astrogenetix, Inc. is a biotechnology company utilizing microgravity as a research platform for drug discovery and development.

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, the ability to expand ASO, the availability of capital for reinvestment in growth initiatives, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in the Company’s Securities and Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Carlisle Kirkpatrick

Chief Financial Officer

Astrotech Corporation

512.485.9530

Tables follow

ASTROTECH CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2012	2011	2012	2011
Revenue	$4,122	$3,676	$10,251	$8,516
Cost of revenue	3,125	3,108	8,032	6,034
Gross profit	997	568	2,219	2,482
Operating expenses:
Selling, general and administrative	1,484	1,708	3,583	3,637
Research and development	393	746	1,035	1,504
Total operating expenses	1,877	2,454	4,618	5,141
Income (loss) from operations	(880)	(1,886)	(2,399)	(2,659)
Interest and other expense, net	(46)	(59)	(85)	(133)
Income (loss) before income taxes	(926)	(1,945)	(2,484)	(2,792)
Income tax expense	—	(7)	—	(12)
Net income (loss)	(926)	(1,952)	(2,484)	(2,804)
Less: Net loss attributable to noncontrolling interest*	(116)	(166)	(257)	(352)
Net income (loss) attributable to Astrotech Corporation	$(810)	$(1,786)	$(2,227)	$(2,452)

Net income (loss) per share attributable to Astrotech Corporation, basic	$(0.04)	$(0.10)	$(0.12)	$(0.13)
Net income (loss) per share attributable to Astrotech Corporation, diluted	$(0.04)	$(0.10)	$(0.12)	$(0.13)

*Noncontrolling interest resulted from grants of restricted stock in 1st Detect and Astrogenetix to certain employees, officers and directors. Please refer to the December 31, 2012 10-Q filed with the Securities and Exchange Commission for further detail.

ASTROTECH CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

	December 31, 2012	June 30, 2012
	(unaudited)
Assets
Cash and cash equivalents	$4,938	$10,177
Accounts receivable, net	3,727	1,926
Prepaid expenses and other current assets	797	592
Total current assets	9,462	12,695
Property & equipment, net	36,848	37,270
Other assets, net	62	84
Total assets	$46,372	$50,049

Liabilities and Stockholders’ Equity
Current liabilities	$6,836	$7,875
Long-term liabilities	5,849	6,042
Stockholders’ equity	33,687	36,132
Total liabilities and stockholders’ equity	$46,372	$50,049

ASTROTECH CORPORATION AND SUBSIDIARIES

Unaudited Reconciliation of Non-GAAP Measures

(In thousands)

Earnings Before Interest, Taxes, Depreciation and Amortization

	Three Months Ended December 31,		Six Months Ended December 31,
	2012	2011	2012	2011
EBITDA	$(338)	$(1,083)	$(1,325)	$(1,268)
Depreciation & amortization	525	793	1,032	1,386
Interest and other expense, net	63	69	127	139
Income tax expense	-	7	-	12
Net income (loss)	(926)	(1,952)	(2,484)	(2,804)
Net loss attributable to noncontrolling interest	(116)	(166)	(257)	(352)
Net income (loss) attributable to Astrotech Corporation	$(810)	$(1,786)	$(2,227)	$(2,452)

EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-U.S. GAAP financial measure. We included information concerning EBITDA because we use such information when evaluating operating earnings (loss) to better evaluate the underlying performance of the Company. EBITDA does not represent, and should not be considered an alternative to, net income (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA is frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies.